1717 Main Street, Suite 3700 Dallas, Texas 75201 214.659.4400 Phone 214.659.4401 Fax andrewskurth.com

EXHIBIT 5.1

August 29, 2014

Independent Bank Group, Inc.

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

Independent Bank

1600 Redbud Boulevard

McKinney, Texas 75069-3257

Re:	Independent Bank Group, Inc. Registration Statement on Form S-8 relating to the Independent Bank 401(k) Profit Sharing Plan

Ladies and Gentlemen:

We have acted as special counsel for Independent Bank Group, Inc., a Texas corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, of the Company’s Registration Statement on Form S-8 (the “Registration Statement”), on August 29, 2014. The Registration Statement relates to the registration of the offer and sale of an aggregate of 100,000 shares of the common stock, par value $0.01 per share, of the Company (“Common Stock”) pursuant to the Independent Bank 401(k) Profit Sharing Plan (the “Plan”) and an indeterminate number of interests in the Plan (the “Plan Interests”) and to the registration of the reoffer and resale of up to 100,000 of the shares of Common Stock acquired by certain participants in the Plan pursuant to the Plan. The shares of Common Stock to which the Registration Statement relates are referred to herein as the “Shares.” This opinion letter is being delivered in connection with the filing of the Registration Statement with the Commission and relates to the validity of the Shares being reoffered and resold in reliance on the Registration Statement.

In rendering the opinions expressed herein, we have examined and relied upon, without investigation or independent verification, among other items, executed originals, counterparts or copies of: (i) the Amended and Restated Certificate of Formation of the Company and the Third Amended and Restated Bylaws of the Company, each as amended and restated to date; (ii) the Registration Statement in the form in which it is to be filed with the Commission; (iii) the Adoption Agreement for Nova 401(k) Associates Volume Submitter Profit Sharing Plan executed by Independent Bank, a Texas state bank (the “Bank”), and Reliance Trust Company, as trustee for the trust relating to the Plan (the “Trustee”), and that became effective on August 28, 2014; (iv) the Nova 401(k) Associates Volume Submitter Prototype Plan, which sets forth the terms of the Plan as adopted by the Company pursuant to the Adoption Agreement (the “Plan Document”); (v) certain resolutions of the Board of Directors of the Company certified to us to be true and correct by the Company; (vi) certain resolutions of the Board of Directors of the Bank certified to us to be true and correct by the Company; and (vii) other records and documents as we considered necessary or appropriate to enable us to express the opinions expressed herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete originals of all documents submitted to us as electronic, photostatic, conformed, notarized or certified copies. As to facts material to our opinion, we have relied, to the extent that we deem such reliance proper and without investigation or independent verification, upon certificates of public officials, certificates of the Company, certificates of the Bank, certificates of officers or other representatives of the Company and certificates of officers or other representatives of the Bank. We note that an officer of the Company has certified to us that: (i) each of the Shares to be offered and sold pursuant to the Plan to the participants in the Plan will be a share of

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Independent Bank Group, Inc.

August 29, 2014

Common Stock that is issued and outstanding at the time of the offer and sale of such Share and that will be purchased by the Plan in the open market in shares of Common Stock for the account or accounts of one or more participants in the Plan deemed to purchase Shares; (ii) certain of the Shares that could be so purchased could be shares of Common Stock that are issued and outstanding on the date of this letter (“Currently Outstanding Shares”); and (iii) certain of the Shares that could be so purchased could be shares of Common Stock that are originally issued by the Company at a date after the date of this letter.

For purposes of rendering the opinion expressed in numbered clause 2 below, we have assumed that: (i) that each Share being reoffered and resold in reliance on the Registration Statement will be purchased by the Plan in the open market in shares of Common Stock (and not from the Company or any affiliate of the Company) for, and, upon settlement of that purchase, will be credited to, the account of the participant in the Plan who will later reoffer such Shares for resale; and (ii) with regard to each Subsequently Issued Share to be reoffered and resold in reliance on the Registration Statement, at the time of the original issuance of such Subsequently Issued Share: (a) the Company will be in existence; (b) the Company will have a sufficient number of authorized but unissued shares of Common Stock from which to issue each such Subsequently Issued Share and all other shares of Common Stock being issued at that time; (c) the original issuance and sale or grant, as the case may be, of such Subsequently Issued Share will be validly authorized and approved by all necessary corporate and other action; (d) the Company will receive cash or other legal consideration having a value of not less than the aggregate par value of such Subsequently Issued Share in consideration for the issuance of such Subsequently Issued Share; (e) such Subsequently Issued Share will otherwise be issued and sold or granted, as the case may be, in accordance with the corporate authorization and approval of the issuance and sale or grant, as the case may be, of such Subsequently Issued Share and the terms and conditions of any agreement, contract or instrument pursuant to which such share of Common Stock is issued and sold or the terms of any compensatory or incentive plan of the Company pursuant to which such Subsequently Issue Share is issued and granted; and (f) such issuance and sale or grant, as the case may be, of such Subsequently Issued Share shall otherwise comply with all applicable laws, rules and regulations and the terms of the Company’s Amended and Restated Certificate of Formation and Third Amended and Restated Bylaws, each as amended and restated up to the time of the issuance of such Subsequently Issued Share. For purposes of rendering the opinion expressed in numbered clause 3 below, we have assumed that, at the time of issuance of each Plan Interest: (i) the Plan will be in existence; (ii) the Adoption Agreement will remain in full force and effect in the form in which it was examined by us in connection with rendering the opinion expressed in numbered clause 3 below; (iii) the Plan Document in the form in which it was examined by us in connection with rendering the opinion expressed in numbered clause 3 below shall not have been amended, modified or supplemented in any respect or withdrawn or terminated; (iv) the adoption of the provisions of the Plan Documents by the Bank and the Trustee pursuant to the Adoption Agreement in the form in which it was examined by us in connection with rendering the opinion expressed in numbered clause 3 below will not have been amended, modified or supplemented in any respect and the adoption of those provisions of the Plan Document by the Bank and the Trustee shall not have been terminated or rescinded in whole or part; and (v) the person to which such Plan Interest is issued will be eligible to participate in the Plan in accordance with the terms of the Plan as set forth in the Adoption Agreement and the provisions of the Plan Document as adopted by the Bank and the Trustee pursuant to the Adoption Agreement and such person will not suffer from any legal impediment to owning or holding a Plan Interest.

Based on the foregoing, but assuming no responsibility for the accuracy or the completeness of the information supplied by the Company and subject to the assumptions, limitations and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.	the Currently Outstanding Shares that may be reoffered and resold by or for the account of participants in the Plan after the date on which the Registration Statement becomes effective are validly issued, fully paid and nonassessable;

2.	any Subsequently Issued Shares that may be reoffered and resold by or for the account of participants in the Plan after the date on which the Registration Statement becomes effective, will be validly issued, fully paid and nonassessable; and

3.	upon issuance by the Plan, the Plan Interests will be validly issued.

Independent Bank Group, Inc.

August 29, 2014

The opinions expressed above are limited to the general corporation law of the State of Texas and the applicable federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction. The opinions expressed above are rendered as of the date hereof, and we assume no obligation to update or supplement any of those opinions if any applicable laws change after the date hereof. We express no legal opinion upon any matter other than that explicitly addressed above, and our express opinions herein contained shall not be interpreted to be an implied opinion upon any other matter. The opinions expressed in this letter may be relied upon exclusively by you and not by any other person or entity without our prior written consent.

We hereby consent to the filing by you of this opinion letter as an exhibit to the Registration Statement and the use of our name under the caption “Legal Matters” in the Registration Statement. In giving these consents, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Andrews Kurth